EXHIBIT 99.2

Adept Technology, Inc. Announces $2.5 Million Stock Repurchase Program

LIVERMORE, Calif., Sept. 3, 2008 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics and global robotics services, today announced a stock repurchase program under which the Company plans to repurchase up to $2.5 million of Adept outstanding common stock.

"We believe a repurchase program is an attractive use of our cash and underscores our belief in the long-term value of our stock as well as our commitment to deliver shareholder value," said John Dulchinos, chief executive officer of Adept Technology. "At our current trading levels, our board of directors believes that Adept stock presents an attractive investment for the Company and its shareholders. We are confident that we can continue to invest in the initiatives that are key to our future success as well as enhance the value of our company by repurchasing common stock under this program."

Stock repurchases under this program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions or otherwise, or by any combination of such methods. The timing and actual number of shares repurchased will depend on a variety of factors including the stock price, corporate and regulatory requirements, alternative investment opportunities and other market and economic conditions. The stock repurchase program may be suspended or discontinued at any time.

About Adept Technology, Inc.

Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, solar and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

All trade names are either trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding revenues, profitability, products, market opportunities and Adept's growth based on its current products, strategy and geographic and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our operating results including factors difficult to forecast; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the actual results of our restructuring activities, and potential impact of current restructuring efforts and acquisition activities; the financial and operating risks and regulatory requirements associated with international operation and growth in geographic presences, sales and foreign suppliers; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; customers' ability to pay invoices in a timely manner; the risk that some customers may become insolvent; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's significant fixed costs which are not easily reduced; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with the seasonality of the Company's revenues; risks associated with product defects; potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; risks and costs associated with our current dispute with our landlord; the need to hire and retain qualified managerial personnel and to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks associated with variations in gross margins; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company as a result of legislation requiring greater general and administrative costs to be incurred.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2007 and quarterly reports on Form 10-Q for the fiscal quarters ended September 29, 2007, December 29, 2007 and March 29, 2008, which include the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com

          MKR Group, Inc.
          Todd Kehrli
          Bonnie McBride
          323-468-2300
          adep@mkr-group.com